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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 1998



                      MERRY LAND & INVESTMENT COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)



GEORGIA                      001-11081                    58-0961876
(State or other      (Commission File Number)  (IRS Employer Identification No.)
Jurisdiction of
Incorporation)

                    624 ELLIS STREET, AUGUSTA, GEORGIA 30901
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code; (706) 722-6756



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.           OTHER EVENTS

         The Board of Directors of Merry Land & Investment Company, Inc. (NYSE:
MRY) ("Merry Land") has conditionally approved the previously announced distribution to the Merry Land common shareholders of the common stock of Merry Land Properties, Inc., a wholly owned subsidiary of Merry Land. The record and payment date for such distribution will be October 15, 1998, subject to the satisfaction of all requirements and other matters related to the distribution, including all requisite shareholder approvals of the merger of Merry Land and Equity Residential Properties Trust (NYSE: EQR) ("EQR"), which is now expected to close on October 19, 1998. The distribution will entitle Merry Land common shareholders to receive one share of common stock of Merry Land Properties, Inc. for every twenty shares of Merry Land common stock owned by the shareholders. Merry Land Properties, Inc. has applied for listing on NASDAQ.































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MERRY LAND & INVESTMENT COMPANY,
                                            INC.
                                            (Registrant)

                                            By: /s/ Dorrie E. Green
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                                               Dorrie E. Green
                                               As Its Vice President


         Dated: October 5, 1998